EXHIBIT 23
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Duke Realty Corporation:
We consent to the incorporation by reference in the registration statements No. 333-85009, No. 333-59138, No. 333-50081, No. 333-39498, No. 333-35008, No. 333-24289, No. 333-26833, No. 333-64659, No. 333-140796, No. 333-128132, No. 333-62381, No. 333-66919, No. 333-82063, No. 333-51344, No. 333-108556, No. 333-120492, No. 333-155972, No. 333-70678 and No. 333-160952 on Form S-3, No. 333-77645 on Form S-4 and No. 333-39965, No. 033-55727, No. 333-124364, No. 333-82061, No. 333-59508, No. 333-35162, No. 333-42513, No. 333-113907, No. 333-128133 and No. 333-160960 on Form S-8 of Duke Realty Corporation of our report dated February 25, 2011, except as to notes 6, 7 and 9, which are as of November 15, 2011, with respect to the consolidated balance sheets of Duke Realty Corporation and Subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of operations, cash flows, and changes in equity for each of the years in the three-year period ended December 31, 2010, the related financial statement schedule III, and the effectiveness of internal control over financial reporting as of December 31, 2010, which report appears in the current report on Form 8-K of Duke Realty Corporation dated November 15, 2011.

/s/ KPMG LLP

Indianapolis, Indiana
November 15, 2011